Exhibit 99.1

GC Impsat Holdings I Plc Announces Cash Tender Offer and Consent Solicitation for its 9.875% Senior Notes due 2017

FOR IMMEDIATE RELEASE: MONDAY, AUGUST 24, 2009

Florham Park, N.J. – GC Impsat Holdings I Plc (“GC Impsat”) announced today that it has commenced a cash tender offer to purchase any and all of its outstanding 9.875% Senior Notes due 2017 (the “Notes”) (CUSIP Nos. U0390YAA8 and 362241AA9), of which $225 million in aggregate principal amount was outstanding as of August 24, 2009. GC Impsat is also soliciting consents (“Consents”) from the registered holders of the Notes to certain proposed amendments to the indenture governing the Notes, including the elimination of substantially all of the restrictive covenants, certain events of default and certain other provisions. The tender offer and consent solicitation are described in detail in an Offer to Purchase and Consent Solicitation Statement dated today (the “Statement”).

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on September 21, 2009, unless extended or earlier terminated. The total consideration for each $1,000 principal amount of Notes tendered and accepted for payment will be $1,050, which includes the consent payment of $50 per $1,000 principal amount of Notes. In order to receive the total consideration, holders of Notes must tender and not withdraw their Notes and deliver and not revoke their corresponding Consents on or prior to the consent deadline, which is 5:00 p.m., New York City time, on September 10, 2009, unless extended or earlier terminated. Holders of Notes who tender their Notes after the consent deadline and on or before the expiration date will only receive the tender offer consideration of $1,000 per $1,000 principal amount of Notes, which is the total consideration minus the consent payment. Holders of approximately 35% of the outstanding principal amount of Notes have indicated that they intend to tender their Notes and deliver Consents prior to the consent deadline.

In addition to the total consideration or the tender offer consideration, as applicable, holders of Notes tendered and accepted for payment will receive accrued and unpaid interest on the Notes from the last interest payment date for the Notes to, but not including, the settlement date; provided that if the settlement date is on or after an interest record date under the Notes indenture and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to holders who tender Notes pursuant to the tender offer. GC Impsat intends to fund the purchase of the Notes and payment of Consents with proceeds from a debt financing transaction by certain affiliates, as described below.

Except as set forth in the Statement or as required by applicable law, Notes tendered may be withdrawn and Consents delivered may be revoked at any time on or prior to the withdrawal date, which is 5:00 p.m., New York City time, on September 10, 2009, by following the procedures described in the Statement. Notes tendered on or prior to the withdrawal date that are not validly withdrawn on or prior to the withdrawal date may not be withdrawn thereafter. Notes tendered after the withdrawal date may not be withdrawn. GC Impsat currently expects that the settlement for all Notes tendered will occur promptly after the expiration date of the tender offer, which is currently September 21, 2009.

The tender offer and consent solicitation are conditioned on the satisfaction of certain conditions disclosed in the Statement, including, but not limited to, (i) the consummation by certain affiliates of GC Impsat of debt financing on terms and conditions satisfactory to GC Impsat and resulting in the receipt by GC Impsat of net proceeds of not less than the amount required to purchase the Notes and make the consent payments in accordance with the terms described in detail in the Statement (the “Financing Condition”), (ii) the tender on or prior to the consent date of Notes representing a majority of the principal amount of the Notes then outstanding, (iii) the execution by the trustee of the supplemental indenture implementing the proposed amendments to the indenture following receipt of consents from holders of a majority of the principal amount of the Notes then outstanding, and (iv) certain other conditions as described in the Statement. If the Financing Condition or any other condition in the Statement is not satisfied, GC Impsat is not obligated to accept for purchase, or to pay for, Notes tendered (and corresponding Consents) and may delay the acceptance for payment of, any tendered Notes, in each event, subject to applicable laws, and may terminate, extend or amend the tender offer and may postpone the acceptance for purchase of, and payment for, Notes so tendered.

GC Impsat has retained Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. to serve as dealer managers for the tender offer and solicitation agents for the consent solicitation. GC Impsat has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offer and consent solicitation.

Requests for documents, including the Statement, may be directed to Global Bondholder Services Corporation by telephone at (866) 544-1500 or (212) 430-3774 or in writing at 65 Broadway - Suite 723, New York, NY, 10006. Questions regarding the tender offer or consent solicitation may be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll free) or (212) 357-4692 (collect).

This press release is neither an offer to purchase, a solicitation for acceptance of an offer to purchase, nor a solicitation of consents with respect to, any securities. The tender offer and consent solicitation is made only by and pursuant to the terms of the Statement and the related Letter of Transmittal. None of GC Impsat, the dealer managers and the solicitation agents or the depositary and information agent makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

FORWARD LOOKING STATEMENTS

This release contains certain forward-looking statements. All forward-looking statements are based on assumptions that GC Impsat believes to be reasonable. However, actual results almost always vary from assumed facts and the differences can be material, depending upon the circumstances. As a result, you should not place undue reliance on such forward-looking statements. The words “believe,” “expect,” “estimate,” “anticipate” and similar expressions will generally identify forward-looking statements. All of GC Impsat’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, GC Impsat disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

With this in mind, you should consider the risks discussed in the Statement, which could cause actual results to differ materially from those expressed in any forward-looking statement made by GC Impsat or on GC Impsat’s behalf.

ABOUT GC IMPSAT

GC Impsat is a Latin American communications company that offers a full range of IP and managed data and voice products and services which support a migration path to a fully converged IP environment. GC Impsat is an indirect, wholly-owned subsidiary of Global Crossing Limited (NASDAQ: GLBC), which is a leading global IP solutions provider with the world’s first integrated global IP-based network. Global Crossing offers a full range of secure data, voice, and video products to approximately 40 percent of the Fortune 500, as well as to 700 carriers, mobile operators and ISPs. It delivers services to nearly 700 cities in more than 60 countries and six continents around the globe. GC Impsat and its subsidiaries comprise part of Global Crossing’s business, with a principal focus on operations in Central and South America.